                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 1, 2003

                           WHITEHALL JEWELLERS, INC.
             (Exact name of Registrant as Specified in Its Charter)

           Delaware                       0-028176               36-1433610
 (State or Other Jurisdiction           (Commission             (IRS Employer
       of Incorporation)                File Number)         Identification No.)

   155 North Wacker Drive, Suite 500, Chicago, Illinois           60606
       (Address of Principal Executive Offices)                 (Zip Code)

        Registrant's Telephone Number, Including Area Code: 312-782-6800


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         As previously disclosed, Whitehall Jewellers, Inc. is one of 14 defendants in a lawsuit brought by Capital Factors, Inc. ("Capital"). As part of that lawsuit, Capital alleges that Cosmopolitan Gem Corp. ("Cosmopolitan"), another defendant in the lawsuit, defrauded Capital into advancing funds to Cosmopolitan by misrepresenting Cosmopolitan's finances and the profitability of its operations. Capital further alleges that the Company, along with other persons and entities, including other jewelry retailers, aided and abetted or participated in the alleged fraud.

         Also, as previously disclosed, the Securities and Exchange Commission is conducting an informal inquiry into matters that are the subject of the Capital lawsuit. Earlier this week the Company was informed by the office of the United States Attorney for the Eastern District of New York that such office is also conducting a criminal investigation regarding matters that include those alleged in the Capital lawsuit and that the Company, among others, is a subject of such investigation. The Company is cooperating with both the SEC and the office of the United States Attorney. Pending developments in the foregoing investigation and inquiry, John Desjardins, the Company's former chief financial officer and current Executive Vice President, has assumed the responsibilities of chief financial officer on an interim basis.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WHITEHALL JEWELLERS, INC.
                                                    (Registrant)


                                              By:   /s/ John R. Desjardins
                                                  -----------------------------
                                                      John R. Desjardins
                                                      Executive Vice President
Date:  October 1, 2003